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                                                                   Exhibit a(2)

                         CITIFUNDS FIXED INCOME TRUST

                             AMENDED AND RESTATED
                  ESTABLISHMENT AND DESIGNATION OF SERIES OF
               SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)

     Pursuant to Section 6.9 of the Declaration of Trust, dated June 23, 1986, as amended (the "Declaration of Trust"), of CitiFunds Fixed Income Trust (formerly, Landmark Fixed Income Funds) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to change the name of one series which was previously established and designated and to eliminate one series which was previously established and designated (there being no shares of such series outstanding). No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

     1. The series shall be as follows:

        The series previously designated as "CitiFunds Intermediate Income
          Portfolio" shall be redesignated "Smith Barney Intermediate Income Fund."

        The series previously designated as "CitiFunds Diversified Income
          Portfolio" is hereby eliminated.

        The remaining series is "CitiFunds Short-Term U.S. Government Income
          Portfolio."

     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.


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     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

     6. This Amended and Restated Establishment and Designation of Series shall be effective as of __________________________________.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series (which may be in one or more separate counterparts) as of this _____ day of June, 2000.



_______________________________              _______________________________
PHILIP W. COOLIDGE                           RILEY C. GILLEY
As Trustee and Not Individually              As Trustee and Not Individually



_______________________________              _______________________________
DIANA R. HARRINGTON                          SUSAN B. KERLEY
As Trustee and Not Individually              As Trustee and Not Individually



_______________________________              _______________________________
HEATH B. MCLENDON                            C. OSCAR MORONG, JR.
As Trustee and Not Individually              As Trustee and Not Individually



_______________________________
E. KIRBY WARREN
As Trustee and Not Individually